SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2003

QUINTILES TRANSNATIONAL CORP.
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	000-23520 (Commission File No.)	56-1714315 (I.R.S. Employer Identification Number)

4709 Creekstone Drive, Riverbirch Building, Suite 200, Durham, North Carolina 27703-8411
(Address of principal executive offices)

(919) 998-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     On September 13, 2003, Quintiles Transnational Corp. (the “Company”) issued a press release announcing that it has entered into a purchase agreement dated September 12, 2003 pursuant to which the Company intends to issue and sell $450 million principal amount of senior subordinated notes due 2013 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, in connection with its merger with Pharma Services Acquisition Corp., a wholly owned subsidiary of Pharma Services Intermediate Holding, Inc. The press release is attached hereto as Exhibit 99.01 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

Exhibit Number	Description of Exhibit

99.01	Press Release of the Company, dated September 13, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTILES TRANSNATIONAL CORP.

	By:	/s/ John S. Russell

Dated: September 15, 2003		John S. Russell
Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.01	Press Release of the Company, dated September 13, 2003